Exhibit 99.1

Corporate Office Properties Trust	Contact:
8815 Centre Park Drive, Suite 400	Mary Ellen Fowler
Columbia, Maryland 21045	Vice President
Telephone 410-730-9092	Finance and Investor Relations
Facsimile 410-740-1174	410-992-7324
Website www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE	For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS
STRONG FIRST QUARTER 2005 RESULTS

COLUMBIA, MD May 2, 2005 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended March 31, 2005.

Highlights

•      Earnings per diluted share (“EPS”) of $.14 for the first quarter 2005 compared to $.14 per diluted share for the first quarter 2004.

•      12.5% increase in FFO per diluted share to $.45 or $21.1 million for first quarter 2005 from $.40 or $16.3 million for first quarter 2004.

•      $76.8 million in acquisitions for 691,000 square feet and 25.4 acres acquired so far this year.

•      92.4% occupied and 93.2% leased as of March 31, 2005.

•      1,161,000 square feet under construction, 286,000 square feet under development and 469,000 square feet under redevelopment.

•      $32.0 million construction facility closed during the quarter.

•      80.3% of leases expiring during the quarter were renewed, with a 5.0% increase in total straight line rent.

“This was a strong quarter for the Company as reflected in the FFO per diluted share growth and the excellent lease renewal statistics,” stated Randall M. Griffin, President and Chief Executive Officer. “We made good progress on acquisitions that included the initiation of our core customer expansion strategy. In addition, we have approximately two million square feet under construction, development and redevelopment that will add significantly to our 2006 and 2007 FFO.”

Financial Results

EPS for the quarter ended March 31, 2005 totaled $.14 per diluted share, or $5.4 million of net income available to common shareholders, as compared to $.14 per diluted share, or $4.5 million for the quarter ended March 31, 2004.  Revenues from real estate operations for the quarter ended March 31, 2005 were $60.6 million, as compared to revenue for the quarter ended March 31, 2004 of $49.0 million.

Diluted FFO for the quarter ended March 31, 2005 totaled $21.1 million, or $.45 per diluted share, as compared to $16.3 million, or $.40 per diluted share, for the quarter ended March 31, 2004, representing a 12.5% increase on a per share basis. FFO Payout ratio was 54.5% for first quarter 2005 compared to 56.9% for the comparable 2004 period.

Adjusted funds from operations (“AFFO”) diluted increased 20.9% to $14.8 million for first quarter 2005 as compared to $12.2 million for first quarter 2004. The Company’s AFFO payout ratio was 78.1% for first quarter 2005 compared to 76.0% for first quarter 2004.

As of March 31, 2005, the Company had a total market capitalization of $2.5 billion, with $1.1 billion in debt outstanding, equating to a 44.1% debt-to-total market capitalization ratio. Debt to undepreciated book value of real estate assets was 59.5% at quarter end. The Company’s total quarterly weighted average interest rate was 5.75% and 66.7% of total debt is subject to fixed interest rates. Subsequent to quarter end, the Company entered into a forward interest rate swap for a notional amount of $73.4 million that increased fixed debt to 73.4%. For the first quarter 2005, EBITDA Interest coverage ratio was 2.95x and EBITDA Fixed Charge coverage was 2.29x.

Operating Results

At March 31, 2005, the Company’s portfolio of 145 office properties totaling 12.0 million square feet was 92.4% occupied and 93.2% leased.

During the quarter, 361,299 square feet was renewed equating to an 80.3% renewal rate, at an average capital cost of $1.80 per square foot. The Company achieved a 5.0% increase in total straight line rent and a 1.9% decrease in total cash rent for 472,000 square feet of renewed and retenanted space. The average capital cost for renewed and retenanted space was $5.66 per square foot.

Same property cash NOI decreased slightly by 1.2% for the quarter compared to the quarter ended March 31, 2004. Included in cash NOI for the same office portfolio, among other effects, is a decrease of $1.1 million in base rent and termination fees associated with the former tenant, AT&T, at 431 Ridge Road in central New Jersey.

Significant leases signed during the quarter include 126,000 square feet with a large credit worthy tenant at 318 Carina Road (known as 318 NBP). This building is under construction with an anticipated occupancy in the fourth quarter of 2005.

Development Activity

The Company commenced construction on two buildings during the quarter. The first building is a 126,000 square foot office building known as 322 NBP. This will be the fourth building to be built in Phase II of The National Business Park (NBP).  In addition, the Company started construction on 6711 Columbia Gateway Drive, a 125,000 square foot office building located in Columbia Gateway Business Park.

At March 31, the Company has two buildings under development: 320 NBP, a 126,000 square foot building and 302 NBP, a 160,000 square foot building both located in Phase II of The National Business Park. In addition, the Company has a two building complex (discussed below) totaling approximately 469,000 square feet located at 8611 Military Drive, San Antonio, Texas, that is under redevelopment.

Acquisition Activity

As of March 31, the Company has acquired two buildings with 469,000 square feet for a total cost of $30.5 million that were 100.0% leased at closing in San Antonio, Texas.  The buildings are located at the intersection of Loop 410 and Military Drive. This acquisition marks the initiation of the Company’s expansion strategy, which is built around meeting the multi-location requirements of the Company’s existing strategic tenants.

The Company also acquired a total of 74 acres of land during the quarter for a total cost of $11.3 million.  Land was acquired in three locations: 19 acres in Westfields Corporate Center for $7.1 million, 39 acres at the Dahlgren Technology Center for $1.2 million and 16 acres adjacent to the buildings acquired in San Antonio, Texas for $3.0 million.  In connection with the land in San Antonio, Texas, the Company has under contract another contiguous 27 acres of developable land.

Financing and Capital Transactions

In March, the Company closed on a $32.0 million construction facility to fund the construction of Washington Technology Park II in Chantilly, Virginia.

Subsequent Events

Since March 31, 2005, the Company has:

•      Acquired a 222,000 square foot office building complex in Rockville, Maryland for $43.3 million which includes a contiguous 9.7 acre parcel of land approved to build approximately 215,000 square feet of office space.

•      Formed a joint venture with a limited partnership affiliated with Somerset Construction Company, to develop up to 1.8 million square feet of office space in 13 buildings on 63 acres of land in a planned mixed-use community to be known as Arundel Preserve along the B/W Corridor, Hanover, Maryland.  The Company will make an initial investment of $2.2 million and will develop, lease and manage the office buildings.

•      Closed on a $55 million bridge loan with the proceeds used to acquire the Rockville property.

•      Entered into a $73.4 million notional forward swap on April 7, 2005 at a fixed rate of 5.02%.

Earnings Guidance

The Company’s 2005 FFO guidance is $1.78 to $1.85 per diluted share and EPS guidance is $.49 to $.56 per share for 2005. The Company’s 2005 FFO guidance projections include acquisitions of $200.0 million of properties ratably over the year, dispositions of $50.0 million, placement into service of 314,000 square feet currently under construction and an increase in occupancy to 95.0% by year-end. The Company’s FFO guidance for second quarter 2005 is $.44 to $.46 per diluted share and EPS guidance for the second quarter is $.13 to $.15 per diluted share.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Tuesday, May 3, 2005

Time:  4:00 p.m. ET

Dial In Number: (800) 478-6251

Confirmation Code for the call:  2994976

A replay of this call will be available beginning Tuesday, May 3, 2005 at 7:00 p.m. ET through Tuesday, May 17, 2005 at midnight ET. To access the replay, please call 888-203-1112 and use confirmation code 2994976.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties primarily in select Mid-Atlantic submarkets. The Company is among the largest owners of suburban office properties in the Greater Washington, DC region. The Company currently owns 147 office properties totaling 12.2 million rentable square feet. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Company’s website at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      the Company’s ability to borrow on favorable terms;

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      governmental actions and initiatives; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three months ended March 31,
	2005	2004
Revenues
Real estate revenues	$60,627	$48,971
Service operations revenues	17,097	7,652
Total revenues	77,724	56,623
Expenses
Property operating	18,918	15,039
Depreciation and other amortization associated with real estate operations	14,666	10,359
Service operations expenses	16,188	6,910
General and administrative expenses	3,276	2,286
Total operating expenses	53,048	34,594
Operating income	24,676	22,029
Interest expense	(13,358)	(10,262)
Amortization of deferred financing costs	(396)	(859)
Income from continuing operations before gain (loss) on sales of real estate, equity in loss of unconsolidated entities, income taxes and minority interests	10,922	10,908
Gain (loss) on sales of real estate	24	(222)
Equity in loss of unconsolidated entities	—	(88)
Income tax expense	(457)	(200)
Income from continuing operations before minority interests	10,489	10,398
Minority interests in income from continuing operations of consolidated subsidiaries	(1,449)	(1,405)
Net income	9,040	8,993
Preferred share dividends	(3,654)	(4,456)
Net income available to common shareholders	$5,386	$4,537

Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$5,386	$4,537
Dividends on convertible preferred shares	—	21
Numerator for diluted EPS	$5,386	$4,558

Denominator:
Weighted average common shares - basic	36,555	29,814
Assumed conversion of dilutive options	1,537	1,749
Assumed conversion of preferred shares	—	539
Weighted average common shares - diluted	38,092	32,102

EPS
Basic	$0.15	$0.15
Diluted	$0.14	$0.14

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three months ended March 31,
	2005	2004

Net income	$9,040	$8,993
Add: Real estate-related depreciation and amortization	14,505	10,261
Add: Depreciation and amortization on unconsolidated real estate entities	—	106
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(32)	—
Less: Gain on sales of real estate, excluding development portion	(24)	(23)
Funds from operations (“FFO”)	23,489	19,337
Add: Minority interests-common units in the Operating Partnership	1,308	1,405
Less: Preferred share dividends	(3,654)	(4,456)
Funds from Operations - basic (“Basic FFO”)	21,143	16,286
Add: Convertible preferred share dividends	—	21
Funds from Operations - diluted (“Diluted FFO”)	21,143	16,307
Less: Straight-line rent adjustments	(1,583)	(766)
Less: Recurring capital expenditures	(4,734)	(3,023)
Less: Amortization of deferred market rental revenue	(70)	(309)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$14,756	$12,209

Weighted average shares
Weighted average common shares	36,555	29,814
Conversion of weighted average common units	8,544	8,863
Weighted average common shares/units - basic FFO per share	45,099	38,677
Assumed conversion of share options	1,537	1,749
Assumed conversion of weighted average convertible preferred shares	—	539
Weighted average common shares/units - diluted FFO per share	46,636	40,965

Diluted FFO per common share	$0.45	$0.40
Dividends/distributions per common share/unit	$0.255	$0.235
Earnings payout ratio	173%	158%
Diluted FFO payout ratio	54%	57%
Diluted AFFO payout ratio	78%	76%
EBITDA interest coverage ratio	2.95	3.13
EBITDA fixed charge coverage ratio	2.29	2.18

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	38,092	32,102
Weighted average common units	8,544	8,863
Denominator for diluted FFO per share	46,636	40,965

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars and shares in thousands, except per share data)

	March 31, 2005	December 31, 2004
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,617,276	$1,544,501
Total assets	1,798,920	1,732,026
Mortgage and other loans payable	1,091,688	1,022,688
Total liabilities	1,180,425	1,111,224
Minority interests	98,038	98,878
Beneficiaries’ equity	520,457	521,924

Debt to Total Assets	60.7%	59.0%
Debt to Undepreciated Book Value of Real Estate Assets	59.5%	58.3%
Debt to Total Market Capitalization	44.1%	40.4%

Property Data, including joint ventures (as of period ended):
Number of operating properties owned	145	145
Total net rentable square feet owned (in thousands)	11,982	11,978
Occupancy	92.4%	94.0%

	Three Months Ended March 31,
	2005	2004
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$13,163	$2,268
Total capital improvements on operating properties	2,105	836
Total leasing costs on operating properties	668	566
Less: Nonrecurring tenant improvements and incentives on operating properties	(9,551)	(112)
Less: Nonrecurring capital improvements on operating properties	(1,630)	(505)
Less: Nonrecurring leasing costs incurred on operating properties	(21)	(30)
Recurring capital expenditures	$4,734	$3,023

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2005	2004
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$9,339	$7,178
Common unit distributions	2,179	2,074
Convertible preferred share dividends	—	21
Dividends and distributions for FFO & AFFO payout ratio	$11,518	$9,273

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,040	$8,993
Interest expense on continuing operations	13,358	10,262
Income tax expense	457	200
Real estate-related depreciation and amortization	14,505	10,261
Amortization of deferred financing costs	396	859
Other depreciation and amortization	161	98
Minority interests	1,449	1,405
EBITDA	$39,366	$32,078

Reconciliation of interest expense from continuing operations to the denominator for fixed charge coverage-EBITDA
Interest expense from continuing operations	$13,358	$10,262
Preferred share dividends	3,654	4,456
Preferred unit distributions	165	—
Denominator for fixed charge coverage-EBITDA	$17,177	$14,718

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$33,133	$33,702
Less: Straight-line rent adjustments	(746)	(762)
Less: Amortization of deferred market rental revenue	(157)	(313)
Same property cash net operating income	$32,230	$32,627

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Amounts in thousands, except per share data)

	March 31, 2005	December 31, 2004
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$1,798,920	$1,732,026
Assets other than assets included in investment in real estate	(181,644)	(187,525)
Accumulated depreciation on real estate assets	153,127	141,716
Intangible assets on real estate acquisitions, net	64,965	67,560
Denominator for debt to undepreciated book value of real estate assets	$1,835,368	$1,753,777

	Three Months Ending June 30, 2005		Twelve Months Ending December 31, 2005
	Low	High	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$5,150	$5,850	$19,575	$22,350
Real estate-related depreciation and amortization	14,850	14,850	62,469	62,469
Minority interests-common units	1,260	1,432	4,790	5,469
Numerator for projected diluted FFO per share	$21,260	$22,132	$86,834	$90,288

Reconciliation of denominators
Denominator for projected EPS-diluted	39,710	39,710	40,222	40,222
Weighted average common units	8,660	8,660	8,645	8,645
Denominator for projected diluted FFO per share	48,370	48,370	48,867	48,867

EPS - diluted	$0.13	$0.15	$0.49	$0.56
FFO per share - diluted	$0.44	$0.46	$1.78	$1.85

Top Twenty Office Tenants as of March 31, 2005

(Dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)

United States of America	(3)	30	1,338,315	12.1%	$30,495	13.3%	4.8
Booz Allen Hamilton, Inc.		10	471,067	4.3%	11,473	5.0%	7.4
Computer Sciences Corporation	(4)	5	485,527	4.4%	11,372	5.0%	5.8
General Dynamics Corporation		11	440,913	4.0%	8,870	3.9%	4.6
The Titan Corporation	(4)	5	232,136	2.1%	8,438	3.7%	8.4
Northrop Grumman Corporation		9	396,607	3.6%	8,293	3.6%	3.1
Unisys	(5)	3	741,284	6.7%	7,901	3.4%	4.3
AT&T Corporation	(4)	7	316,148	2.9%	6,716	2.9%	3.4
The Aerospace Corporation		3	222,366	2.0%	5,724	2.5%	9.7
Wachovia Bank		3	176,470	1.6%	5,324	2.3%	13.7
VeriSign, Inc.		2	162,841	1.5%	4,596	2.0%	9.3
The Boeing Company	(4)	8	162,699	1.5%	4,101	1.8%	3.8
Ciena Corporation		3	221,609	2.0%	3,293	1.4%	3.1
Commonwealth of Pennsylvania	(4)	6	205,386	1.9%	3,008	1.3%	4.3
Magellan Health Services, Inc.		2	142,199	1.3%	2,778	1.2%	6.3
PricewaterhouseCoopers		1	97,638	0.9%	2,720	1.2%	0.9
Johns Hopkins University	(4)	7	106,473	1.0%	2,545	1.1%	2.4
Merck & Co., Inc. (Unisys)	(5)	1	219,065	2.0%	2,372	1.0%	4.3
Carefirst, Inc. and Subsidiaries	(4)	3	94,223	0.9%	2,277	1.0%	2.8
BAE Systems		7	199,212	1.8%	2,229	1.0%	1.7

Subtotal Top 20 Office Tenants		126	6,432,178	58.1%	134,525	58.7%	5.6
All remaining tenants		495	4,644,315	41.9%	94,575	41.3%	4.0
Total/Weighted Average		621	11,076,493	100.0%	$229,100	100.0%	4.9

(1)   Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2005 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)   The weighting of the lease term was computed using Total Rental Revenue.

(3)   Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)   Includes affiliated organizations or agencies.

(5)   Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.